UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2007

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed to correct an EDGAR filing issue with respect to the Item Tags associated with the Form 8-K filed by GAMCO Investors, Inc. on August 9, 2007.

      Item 2.02.  Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On August 9, 2007, GAMCO Investors, Inc. (“GAMCO”) issued a press release setting forth GAMCO’s second-quarter 2007 earnings.  A copy of GAMCO’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 7, 2007, management concluded that GAMCO would restate its previously filed financial statements for the full year 2006 to correct for the reversal of certain previously-accrued expenses for investment partnership compensation.

On August 9, 2007, GAMCO filed an amended annual report on Form 10-K for the period ended December 31, 2006 to restate the financial statements in that report to correct for the reversal of certain previously-accrued expenses for investment partnership compensation.  Accordingly, the financial statements previously filed by GAMCO in its annual report on Form 10-K for the period December 31, 2006 should no longer be relied upon.  Management and the Audit Committee of GAMCO’s Board of Directors discussed the matter described above with GAMCO’s independent accountants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1     GAMCO’s Press Release, dated August 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By:	/s/ Kieran Caterina
Kieran Caterina Acting co-Chief Financial Officer

By:	/s/ Diane M. LaPointe
Diane M. LaPointe Acting co-Chief Financial Officer

Date:	September 24, 2007

Exhibit Index

Exhibit No.

99.1     GAMCO’s Press Release, dated August 9, 2007.